Exhibit 99.1

Centcore, a Division of Mitesco, Inc., Partners With Sportzfolio, LLC to Launch Innovative Pickleball Properties Platform

VERO BEACH, FL - September 8, 2025 (NEWMEDIAWIRE) - Centcore, a division of Mitesco, Inc. (OTC-QB:MITI), today announced a strategic partnership with Sportzfolio, LLC to launch a first-of-its-kind Pickleball Properties Listing & Marketing Platform. This new digital hub is designed to meet surging demand in the nation’s fastest-growing sport by connecting property owners, developers, municipalities, and investors with real estate suited for pickleball courts, centers, and multi-use facilities.

The platform will operate strictly as a marketing and advertising service - not a brokerage - providing a safe, scalable, and cost-effective way to showcase properties without the compliance or liability risks of commission-based models. With tiered listing options, streamlined intake, and integrated digital marketing campaigns, the solution is positioned to become the go-to destination for the pickleball real estate market.

“This is more than a listing site - it’s an engine for exposure and growth,” said Brian Valania, General Manager of Centcore. “Our Tier-3+ data center infrastructure ensures the platform runs with enterprise-grade reliability and security, while Sportzfolio brings deep expertise in sports-focused market development. Together, we are creating a central hub that helps entrepreneurs, municipalities, and developers unlock the enormous potential of pickleball.”

The platform will offer:

Free Listings with basic property data and photos.

Tiered Paid Listings with vetted summaries, extended visibility, and lead tracking.

Marketing Bundles with optional promotional campaigns for added reach.

Referral Opportunities with licensed brokers, agents, and legal professionals.

Advertising Slots for vendors, service providers, and partners.

“Pickleball is more than a sport - it’s a cultural shift that’s driving demand for new spaces and new opportunities,” said Dave Conord, CEO of Sportzfolio, LLC. “By teaming up with Centcore, we can deliver a platform that is secure, scalable, and built to serve the long-term needs of this industry. This is about building an ecosystem where athletes, developers, and communities all win.”

“Sportzfolio’s mission has always been to empower growth in sports through innovative partnerships,” Conord added. “This collaboration allows us to extend that mission into one of the fastest-growing recreational markets in the country. Together, we’re laying the digital foundation for pickleball’s next decade of expansion.”

With over 36 million U.S. participants in 2024 and rising, pickleball continues to fuel demand for dedicated courts, training centers, and lifestyle-oriented facilities. The Centcore-Sportzfolio platform is designed to help stakeholders identify opportunities, drive visibility, and accelerate project execution in this rapidly evolving space.

About Centcore

Centcore, LLC (www.centcoreusa.com) is a wholly owned business unit of Mitesco, Inc. providing highly secure data center resources and managed services for dedicated applications and custom development. Within its primary sites there are extensive high-performance computing and storage aimed at data intensive applications. It is growing a library of applications for reselling from its users including providers of services and solutions. It can offer specialized computing capabilities within its 25,000 sq. ft. data center, including development platforms for scientific computing, image processing and A.I. oriented systems.

Centcore Contact:

Brian Valania

General Manager, Centcore Data Center

Phone: 610.888.7509

Email: bvalania@centcoreusa.com

About Sportzfolio, LLC

Sportzfolio, LLC, a subsidiary of PDI (Pickleball Development & Investments LLC), is a sports technology company dedicated to empowering athletes, teams, and organizations with digital tools that enhance visibility, engagement, and opportunity creation. Its platforms integrate performance, branding, and market access for the next generation of sports innovation.

Sportzfolio Contact:

Dave Conord, CEO

info@sportzfolio.com

About PDI (Pickleball Development & Investments LLC)

PDI is a business acceleration platform with a hands-on approach to shaping the landscape of the rapidly expanding pickleball industry. A history of award-winning success in launching and scaling highly profitable companies across multiple industries has forged The PDI Way(TM). PDI consults emerging and expanding companies and strategically invests in the infrastructure of the pickleball industry through various funds, managed by PDI Capital.

PDI Capital Investor Contact:

Austin Sipple

Email: austins@pdicapital.com

Phone: 302.219.3870

About Mitesco, Inc.

Mitesco (OTC: MITI) is a growth-oriented technology company focused on platforms that improve efficiency, access, and affordability. With deep experience in business transformation, the company deploys capital toward both organic initiatives and strategic acquisitions that enhance shareholder value.

Investor Contact:

Jimmy Caplan

Email: jimmycaplan@me.com

Phone: 512.329.9505

About Vero Technology Ventures

Our venture arm invests in productivity-driven cloud technologies designed for business and government applications. Areas of focus include infrastructure, process automation, analytics, and data center tooling. Entrepreneurs seeking capital and collaboration are invited to connect at info@mitescoinc.com

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, words such as: “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing; the risk that commenced and threatened litigation may result in material judgments against the Company; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.